UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 4, 2021 (September 30, 2021)

ISUN, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37707	42-2150172
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

400 Avenue D, Suite 10, Williston, Vermont 05495
(Address of Principal Executive Offices) (Zip Code)

(802) 658-3378
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ISUN	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

The information disclosed under Item 2.01 of this Current Report is incorporated herein by reference.

Loan Agreement

On September 30, 2021, iSun, Inc. (the “Company”) entered into a Loan and Security Agreement (the “Loan Agreement”) with B. Riley Commercial Capital, LLC, as Lender. The proceeds of the Loan Agreement are expected to be used for acquisition finance, general corporate purposes, and working capital.

The Loan Agreement provides for a $10,000,000 loan facility to the Company (the “Loan”) with a maturity date of October 15, 2022 (the “Maturity Date”), at an interest rate of 8.0% per annum. The Loan is secured by an intellectual property security agreement (the “IP Security Agreement) entered into in connection with the Loan, and by all assets of the Company and its wholly-owned subsidiaries: e-VIP Antlia LLC, a Delaware limited liability company, e-VIP Ara LLC, a Delaware limited liability company, e-VIP Aries LLC, a Delaware limited liability company, iSun Energy LLC, a Delaware limited liability company, iSun Residential, Inc., a Delaware corporation (“iSun Residential”), iSun Utility, LLC, a Delaware corporation, and Peck Electric Co., a Vermont corporation (together, the “Affiliates”). Each of the Affiliates is a guarantor of the Loan. The outstanding balance of the Loan is due in full on the Maturity Date. The Loan Agreement provides for voluntary prepayment without premium or penalty, subject to certain conditions and exceptions. The Loan Agreement also provides for mandatory prepayments upon the occurrence of any of the following events: (i) closing of any sale of the assets of the Company or the Affiliates, in which case the Company will make a mandatory prepayment in the amount of such sale; (ii) upon the closing of any sale of debt or equity securities of the Company, in which case the Company will make a mandatory prepayment in the amount of the net proceeds of such sale; or (iii) upon sales under the Sales Agreement between the Company and B. Riley Securities, Inc., disclosed on Current Report on Form 8-K, dated June 22, 2021, in which case the Company will make mandatory prepayments with the net proceeds from such sales. In connection with Loan the Company issued an Irrevocable Placement Notice to B. Riley Securities, Inc. (the “Placement Agent”) under the At Market Issuance Sales Agreement dated June 21, 2021 between the Company and the Placement Agent pursuant to which the Company directed the Placement to sell on a monthly basis up to and including twenty percent (20%) of the average monthly trading volume of the Company’s shares of Common Stock on Nasdaq as calculated on at trailing 30-day basis. Sales by the Placement Agent may commence on October 10, 2021 and continue until such time as all obligations of the Company under the Loan Agreement have been paid in full.  The Company agreed to pay all of the Lender’s expenses in connection with the Loan, accordingly, the Company received net proceeds of approximately $9,965,000 on September 30, 2021.Upon repayment in full of the Loan the Company is required to pay an origination fee of 4% of the original principal amount of the Loan, provided that such fee shall increase by 1% on January 15th and the 15th day thereafter up to a maximum of 7% in the aggregate.

The Loan Agreement contains customary representations and warranties, covenants and events of default. The covenants set forth in the Loan Agreement include certain affirmative and negative operational and financial covenants, including, among other things, restrictions on the Company’s ability to incur certain liens, make fundamental changes to its business or engage in transactions with affiliates.

In addition, the Loan Agreement provides for certain events of default, the occurrence of which could result in the acceleration of the Company’s obligations under the Loan Agreement. Events of default include, but are not limited to failure by the Company (i) to make any payment of principal or interest when due, (ii) to perform its obligations under the Loan Agreement, or abide by its covenants, or agreements in the Loan Agreement, subject to applicable cure periods, (iii) certain breaches of representations or warranties, or (iv) the initiation of bankruptcy proceedings. Upon an event of default, the interest rate will be increased by an additional 3.0% on all amounts owed under the Loan Agreement.

First Amendment to Agreement and Plan of Merger

On September 30, 2021, the Company entered into a First Amendment (the “Amendment”) to the Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, iSun Residential, iSun Residential Merger Sub, Inc. (“Merger Sub”), a Vermont corporation and wholly owned subsidiary of iSun Residential, and SolarCommunities, Inc. d/b/a SunCommon (“SunCommon”), a Vermont benefit corporation, and Duane Peterson, James Moore, and Jeffrey Irish. The Amendment provides that any Earn-Out Consideration, as defined in the Merger Agreement, will be paid in cash.

Letter Agreement

On September 30, 2021, the Company, iSun Residential, and Merger Sub entered into a First Amended and Restated Letter Agreement (the “Letter Agreement”) with SunCommon, Duane Peterson, James Moore, and Jeffrey Irish. The Letter Agreement amends and restates in its entirety a Letter Agreement dated September 8, 2021, and provides for a loan by the Company to each of Duane Peterson, James Moore, and Jeffrey Irish in the respective amounts of $963,000, $963,000, and $484,000 (the “SunCommon Loans”). The Letter Agreement provides that prior to the closing of the merger pursuant to the Merger Agreement (the “Merger”), each of Duane Peterson, James Moore and Jeffrey Irish made a capital contribution to the Company equal to the amount of their respective SunCommon Loan. Under the Letter Agreement, the Company will issue compensation to the employees of SunCommon, in an aggregate amount equal to the SunCommon Loans, at such times and in such amounts as determined by a majority of Messrs. Peterson, Moore, and Irish, in their sole and absolute discretion.

Put Agreement

Upon the closing of the Merger, the Company entered into a Put Agreement with certain of the SunCommon Shareholders. The Put Agreement provides that each SunCommon Shareholder that becomes a party thereto has the right to sell to the Company all of the shares of Common Stock received in connection with the Merger at a price equal to the Stock Consideration Per Share Price, as that term is defined in the Merger Agreement. The Put Agreement will expire on the 10th business day following the effective registration on Form S-3 of the shares issued in connection with the Merger. The purpose of the Put Agreement is to provide protection to the SunCommon Shareholders during the period between the closing of the Merger and the effective registration of the shares.

Lockup Agreement

Upon the closing of the Merger, the Company entered into a Stockholder Lockup Agreement with each of Duane Peterson, James Moore, and Jeffrey Irish, which restricts the ability of such member to dispose of shares of Common Stock received in connection with the Merger for a period of 180 days after the Merger without the prior written consent of the Company (subject to certain exceptions set forth in the Lockup Agreement).

Employment Agreements

Upon the closing of the Merger, the Company entered into an employment agreement (the “Employment Agreements”) with each of Duane Peterson, James Moore, and Jeffrey Irish, providing for such individual’s employment by the Company, including non-competition provisions.

Irrevocable Proxy

Upon the closing of the Merger, each of Duane Peterson, James Moore, and Jeffrey Irish delivered to the Company an Irrevocable Proxy designating the Company’s President, Jeffrey Peck, as such individual’s proxy for purposes of voting all of the Company’s shares owned by such member.

General

The foregoing summaries of the Loan Agreement, the IP Security Agreement, the Amendment, the Letter Agreement, the Put Agreement, the Lockup Agreement, the Employment Agreement, and the Irrevocable Proxy are qualified in their entirety by reference to the Loan Agreement, the Amendment, the Letter Agreement, the Put Agreement, the Lockup Agreement, the Employment Agreement, and the Irrevocable Proxy copies of which are filed as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3, 10.4, 10.5, 10.6, 10.7, and 10.8 hereto, respectively, and are incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets

As previously disclosed, on September 8, 2021, the Company entered into the Merger Agreement. Pursuant to the Merger Agreement, on October 1, 2021, Merger Sub merged with and into SunCommon (the “Merger”), with SunCommon continuing as the surviving entity and a wholly-owned subsidiary of iSun Residential, which is a wholly-owned subsidiary of the Company.  The Merger closed on October 1, 2021.

Upon the closing of the Merger, all of the outstanding shares of capital stock of SunCommon were cancelled and the holders were entitled to receive (1) an aggregate of 1,810,915 shares of Common Stock of the Company (the “Stock Consideration”), (2) $25,534,621 in cash, and (3) earn-out consideration of up to $10,000,000 upon the fulfillment of certain conditions.

The Merger Agreement contains representations, warranties, covenants and indemnities by the parties customary for transactions of this type.

The foregoing summary of the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is attached as Exhibit 2.1 to this report and is incorporated by reference herein.

Item 3.02	Unregistered Sales of Securities

The information disclosed under Item 2.01 of this Current Report is incorporated herein by reference. Pursuant to the Merger Agreement described in Item 2.01 of this Current Report, the Company issued an aggregate of 1,810,915 shares of Common Stock in reliance on the exemption afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated under the Securities Act.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

On October 4, 2021, iSun, Inc. (the “Company”) issued a press release regarding the Closing, on October 1, 2021, of the Merger, as defined in Section 1.01 above. This press release is filed as Exhibit 99.1 hereto.

Forward-Looking Statements

Exhibit 99.1 contains, and may implicate, forward-looking statements regarding the Company, and includes cautionary statements identifying important factors that could cause actual results to differ materially from those anticipated.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

2.1
Merger Agreement by and among iSun, Inc., iSun Residential Merger Sub, Inc., iSun Residential, Inc., SolarCommunities, Inc., Jeffrey Irish, James Moore, and Duane Peterson, dated September 8, 2021. Incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on September 13, 2021.

10.1	Loan and Security Agreement between iSun, Inc. and B. Riley Commercial Capital, LLC, dated September 30, 2021

10.2	Intellectual Property Security Agreement between iSun Inc. and B. Riley Commercial Capital, LLC, dated September 30, 2021

10.3
First Amendment to Agreement and Plan of Merger, by and among iSun, Inc., iSun Residential, Inc., iSun Residential Merger Sub, Inc., SolarCommunities, Inc. d/b/a SunCommon, Duane Peterson, James Moore, and Jeffrey Irish, dated September 30, 2021

10.4
First Amended and Restated Letter Agreement, by and among iSun, Inc., iSun Residential, Inc., iSun Residential Merger Sub, Inc., SolarCommunities, Inc. d/b/a SunCommon, Duane Peterson, James Moore, and Jeffrey Irish, dated September 30, 2021

10.5	Form of Put Agreement

10.6	Form of Lockup Agreement

10.7	Form of Employment Agreement

10.8	Form of Irrevocable Proxy

99.1	Press Release of iSun, Inc., dated October 4, 2021

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 5, 2021

iSun, Inc.

By:	/s/ Jeffrey Peck
Name:	Jeffrey Peck
Title:	Chief Executive Officer